Exhibit 4.1.1

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                 -----------------------------------------------


         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 13th day of February, 1998, by and among (i) AU BON PAIN CO., INC., a Delaware corporation having its principal place of business at 19 Fid Kennedy Avenue, Boston, Massachusetts 02210 ("ABP"), (ii) SAINT LOUIS BREAD COMPANY, INC., a Delaware corporation having its principal place of business at 19 Fid Kennedy Avenue, Boston, Massachusetts 02210 ("Saint Louis Bread"), (iii) ABP MIDWEST MANUFACTURING CO., INC., a Delaware corporation having its principal place of business at 19 Fid Kennedy Avenue, Boston, Massachusetts 02210 ("ABP Midwest", and, together with ABP and Saint Louis Bread, the "Borrowers"), (iv) BANKBOSTON, N.A., a national banking association, having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BankBoston"), and (v) USTRUST, a Massachusetts trust company, having its principal place of business at 30 Court Street, Boston, Massachusetts 02108, ("USTrust" and collectively with BankBoston, the "Banks"), and BANKBOSTON, N.A. as agent for the Banks (in such capacity, the "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 17, 1995 (as amended from time to time, the "Existing Credit Agreement") by and among the Borrowers, the Banks and USTrust as agent for the Banks, the Banks have made available certain financing to the Borrower upon the terms and conditions contained therein;

         WHEREAS, immediately prior to the effectiveness of this Amended and Restated Revolving Credit Agreement, BankBoston has accepted an assignment of the entire interest of Citizens Bank of Massachusetts under the Existing Credit Agreement pursuant to that certain Assignment and Acceptance of even date herewith, by and among the Borrowers, the Banks and USTrust, as agent for the Banks;

         WHEREAS, the Banks and the Borrowers desire that BankBoston act as agent for the Banks and replace USTrust, the agent for the Banks under the Existing Credit Agreement;

         WHEREAS, the Borrowers desire to amend and restate the Existing Credit Agreement, and the Banks have agreed to make such amendments on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as set forth herein:

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         [section] 1.  DEFINITIONS AND RULES OF INTERPRETATION.

         [section] 1.1. Definitions. The following terms shall have the meanings set forth in this [section]1 or elsewhere in the provisions of this Credit Agreement referred to below:

         4.75% Convertible Subordinated Notes. Those certain 4.75% Convertible Subordinated Notes due January 2, 2001 issued by Au Bon Pain Co., Inc. in the aggregate principal amount of $30,000,000 pursuant to the terms of that certain Securities Purchase Agreement dated as of December 17, 1993 among Au Bon Pain Co., Inc. and certain purchasers named therein (as such notes are amended, modified and restated and in effect from time to time).

         ABP.  Au Bon Pain Co., Inc., a Delaware corporation.

         ABP Midwest. ABP Midwest Manufacturing Co., Inc., a Delaware corporation.

         Affiliate. Any Person that would be considered to be an affiliate of any one of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

         Agent.  BankBoston acting as agent for the Banks.

         Agent's Special Counsel. Bingham Dana LLP of Boston, Massachusetts, or such other counsel as may be approved by the Agent.

         Balance Sheet Date.  December 28, 1996.

         BankBoston.  BankBoston, N.A., a national banking association.

         Banks. BankBoston, USTrust, and any of their permitted successors and assigns.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by the Agent at its head office in Boston, Massachusetts as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans which bear interest calculated by reference to the Base Rate.

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         Borrowers. Au Bon Pain Co., Inc., a Delaware corporation, Saint Louis
Bread Company, Inc., a Delaware corporation, and ABP Midwest Manufacturing Co., Inc., a Delaware corporation, collectively, and if the context requires, individually.

         Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking busine[section]

         Capitalized Leases. Leases under which any of the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         Closing Date. February 13, 1998.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Commitment. With respect to each Bank, the amount set forth in the column labeled Commitment opposite such Bank's name on Schedule 1.1(a) hereto, as the same may be reduced, by the Borrowers or in accordance with [section]11, from time to time.

         Commitment Fee. See [section]2.2.

         Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1.1(a) thereto.

         Compliance Certificate. See [section]6.4.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Capital Expenditures. For any specified period, amounts added or required to be added to the fixed asset account on the Borrowers' consolidated balance sheet in accordance with generally accepted accounting principles, in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, and (ii) to the extent not included in clause (i) above, expenditures on account of materials, contract labor and direct labor relating thereto (excluding expenditures properly expensed as repairs and maintenance in accordance with generally accepted accounting principles).

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         Consolidated Growth Capital Expenditures. With respect to any relevant period, the aggregate amount of Consolidated Capital Expenditures of the Borrowers and their Subsidiaries which are incurred by the Borrowers and their Subsidiaries during such relevant period and which, in accordance with generally accepted accounting principles, are properly attributable to (i) the acquisition, construction, or equipping of bakery cafes and stores acquired or constructed during or after the Borrowers' fiscal year ending in 1997 or (ii) the remodeling and improvement of any of ABP's bakery cafes and stores, which were owned by ABP at the beginning of the Borrowers' fiscal year ending in 1997, as part of ABP's "ABP 2000" project; which Consolidated Growth Capital Expenditures shall in any event include, without limitation, those of the type set forth on Schedule 1.1(b) under the heading "Growth/Discretionary Capital Expenditures."

         Consolidated Maintenance Capital Expenditures. The aggregate amount of Consolidated Capital Expenditures of the Borrowers and their Subsidiaries which are not Consolidated Growth Capital Expenditures

         Consolidated Net Income (or Deficit). For any specified period, the net income (or deficit) (after taxes) of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all extraordinary nonrecurring non-cash items of income, all extraordinary nonrecurring non-cash items of expense up to an annual maximum of $2,500,000 and all inter-company items.

         Consolidated Operating Cash Flow. With respect to the Borrowers and their Subsidiaries and for any period, the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in the calculation of Consolidated Net Income for such period, the aggregate amount of depreciation, amortization and other non-cash charges for such period, plus (c) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Total Interest Expense for such period, less (d) twenty-five percent (25%) of all Consolidated Growth Capital Expenditures and one hundred percent (100%) of all Consolidated Maintenance Capital Expenditures made during such period to the extent such Consolidated Capital Expenditures are permitted by [section]8.2, in each case determined on a consolidated basis for the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles.

         Consolidated Senior Liabilities. Consolidated Total Liabilities less Subordinated Debt.

         Consolidated Tangible Net Worth. The excess of the Consolidated Total Assets of the Borrowers and their Subsidiaries over the Consolidated Total Liabilities, both determined on a consolidated basis after eliminating all inter-company items, as the same properly appear on a consolidated balance sheet of the Borrowers and their Subsidiaries prepared in accordance with generally accepted accounting principles, less the sum of:

         (a) the total book value of all assets of the Borrowers and their Subsidiaries which would be treated as intangibles under generally accepted accounting principles, including


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                                      -5-


without limitation, such items as deferred financing costs, good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

         (b) all amounts representing any write-up in the book value of any assets of the Borrowers and their Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Assets. All assets of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Debt Service. For any specific period, the sum of
(a) Consolidated Total Interest Expense for such period, plus (b) all scheduled maturities or installments of long-term Indebtedness (including, without limitation, scheduled Capitalized Lease installments payable during such period other than the interest component of such payments, and also including without limitation, final maturities of Indebtedness previously classified as long-term Indebtedness) of the Borrowers and their Subsidiaries due and payable during such period, calculated on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any specific period, the aggregate amount of interest required to be paid or accrued during such period by the Borrowers and their Subsidiaries on all Indebtedness, whether such interest was or is required to be reflected as an item of expense or capitalized and including, without limitation, the interest component of all payments under Capitalized Leases, calculated on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Liabilities. All liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (including all Indebtedness of the Borrowers and their Subsidiaries) less those Revolving Credit Loans equal to that portion of the deposit posted by ABP with The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc. at the relevant time of reference thereto pursuant to the SYGMA Distribution Service Agreement made as of December 13, 1994 among ABP, The SYGMA Network, Inc. and The SYGMA Network of Ohio, Inc. which ABP can withdraw from The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc., as applicable, at any time at the sole option of ABP pursuant to such agreement.

         Conversion Request. A notice given by the Borrowers to the Agent in accordance with [section]4.2 pursuant to which the Borrowers notify the Agent of their election to convert one Type of Revolving Credit Loan to another Type of Revolving Credit Loan or to continue a Type of a Revolving Credit Loan.

         Credit Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

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                                      -6-

         Default.  See [section]11.

         Distribution. Any of the following: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrowers, other than dividends payable solely in shares of common stock of any Borrower; (b) the purchase, redemption, or other retirement of any shares of any class of capital stock of any Borrower, directly or indirectly through a Subsidiary of the Borrowers, an employee stock ownership or other employee benefit plan or otherwise; (c) any other return of capital by any Borrower to its shareholders as such and any other distribution on or in respect of any shares of any class of capital stock of any Borrower; and (d) any other distribution on or in respect of any shares of any class of capital stock of any Borrower.

         Dollars.  Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank set forth on Schedule 1.1(a) hereto, and, thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made in accordance with [section]2.1.

         Employee Benefit Plan. Any employee benefit plan within the meaning of [section]3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See [section]5.17.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate. Any Person which is treated as a single employer with any one of the Borrowers under [section]414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of [section]4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Requirement. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

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         Eurodollar Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such on Schedule 1.1(c) hereto and, thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by dividing (a) the rate at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the eurodollar interbank market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 A.M., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount substantially comparable to the amount of the Agent's Eurodollar Rate Loan to which such Interest Period applies by (b) a number equal to one (1) minus the Eurodollar Reserve Requirement, if any.

         Eurodollar Rate Loans. Revolving Credit Loans which bear interest calculated by reference to the Eurodollar Rate.

         Event of Default.  See [section]11.

         Existing Credit Agreement. The Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 17, 1995, as amended, by and among the Borrowers, USTrust, BankBoston, Citizens Bank of Massachusetts and USTrust as Agent.

         generally accepted accounting principles. (a) When used in [section]8, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles; provided that, in each case referred to in this definition of "generally accepted accounting principles", a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

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         Guaranteed Pension Plan. Any pension plan maintained by the Borrowers or any of their Subsidiaries, or to which the Borrowers or any of their Subsidiaries contributes, that is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

         Guaranties. (a) All guaranties, sales with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of others, and (b) without limiting the generality of the foregoing, all obligations (contingent or otherwise) to purchase products, supplies or other property or services from others under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make Investments in others, or to maintain the capital, working capital, solvency or general financial conditions of others, or to indemnify others against and hold them harmless from damages, losses and liabilities, all under circumstances intended to enable such others or any others to discharge any of their Indebtedness or to comply with agreements relating to their Indebtedness or otherwise to assure or protect their creditors against loss in respect of such Indebtedne[section]

         Hazardous Substances.  See [section]5.17.

         Head Office. The head office of BankBoston located at 100 Federal Street, Boston, Massachusetts 02110 or such other address as BankBoston shall have last furnished in writing to the Borrowers and the Banks.

         Imperio Term Loan Agreement. A Term Loan Agreement dated as of December 30, 1994, entered into by and between USTrust and Old Westbury Expressions, as the same may be amended, extended or renewed from time to time; provided that the principal amount outstanding thereunder shall not exceed $77,000 at any one time outstanding.

         Imperio Term Loans. The loans made or to be made by USTrust to Old Westbury Expressions under the Imperio Term Loan Agreement.

         Indebtedness. With respect to any Person to which such term is applied, all obligations and reserves, contingent and otherwise, that in accordance with generally accepted accounting principles should be reflected on such Person's balance sheet as liabilities or to which reference should be made by footnotes thereto and shall in any event include (a) all debt and other similar monetary obligations, whether direct or indirect, (b) all Capitalized Leases, (c) all obligations secured by any mortgage, pledge, security interest or lien existing on property owned or acquired by such Person subject to such mortgage, pledge, security interest or lien, whether or not the obligations secured thereby shall have been assumed, and (d) all Guaranties by such Person.

         Interest Payment Date. (a) As to any Base Rate Loan, monthly in arrears on the last day of each calendar month, and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3

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                                      -9-


months, the date that is 3 months from the Drawdown Date thereof and the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan which is a Eurodollar Rate Loan, (i) initially, the period commencing on the date such Revolving Credit Loan is made and ending on the last day of a period of either 1, 2, 3, or 6 months as selected by the Borrowers in a Loan Request for any such Eurodollar Rate Loan, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) if with respect to any Revolving Credit Loan which is a Eurodollar Rate Loan, the Borrowers shall fail to give a Conversion Request as provided in [section]4.2, the Borrowers shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (iv) the Borrowers may not select an Interest Period for any Revolving Credit Loan that is a Eurodollar Rate Loan that would extend beyond the scheduled Maturity Date.

         Investment Agreement. The Investment Agreement dated as of July 24, 1996 by and among the Borrowers, Allied Capital Corporation, Allied Capital Corporation II, and Capital Trust Investments, Ltd.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock (other than stock issued by a wholly-owned Subsidiary of the relevant Person) or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c)

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                                      -10-


there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); and (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid.

         Letter of Credit.  See [section]3.1(a).

         Letter of Credit Application.  See [section]3.1(a).

         Letter of Credit Participation.  See [section]3.1(d).

         Letter of Credit Reimbursement Agreement.  See [section]9.9.

         Leverage Ratio. With respect to the applicable time of reference, the ratio of (a) the sum of Consolidated Senior Liabilities plus the net present value (calculated using a discount rate of 12%) of future minimum commitments under all operating leases (as such term is applied in accordance with generally accepted accounting principles) of the Borrowers and their Subsidiaries at such time to (b) the sum of the Consolidated Tangible Net Worth of the Borrowers and their Subsidiaries plus all Subordinated Debt of the Borrowers and their Subsidiaries outstanding at such time.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, and any other instruments or agreements executed and delivered by the Borrowers to the Banks in connection with the transactions contemplated by this Credit Agreement.

         Loan Request.  See [section]2.5.

         Majority Banks. As of any date, the Banks holding at least two-thirds of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitment constitutes at least two-thirds of the Total Commitment; provided that if the number of Banks is two or less, the term "Majority Banks" shall mean both Banks.

         Maturity Date. September 30, 1999, or such earlier date on which the outstanding Revolving Credit Loans hereunder are declared due and payable pursuant to the terms of this Credit Agreement or on which the Total Commitment is terminated.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

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         Multiemployer Plan. Any multiemployer plan within the meaning of
[section]3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record maintained by the Bank holding such Note with respect to any Revolving Credit Loan.

         Notes.  See [section]2.4.

         Obligations. All indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement, the Notes or the other Loan Documents or in respect of the Revolving Credit Loans or Letters of Credit or under other instruments at any time evidencing or securing any thereof.

         Old Westbury Expressions. Old Westbury Expressions, Inc., a New York corporation.

         Outstanding or outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by [section]4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances of the type permitted by [section]7.3.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Proprietary Rights. See [section]5.6.

         Real Estate. All real property at any time owned or leased by the Borrowers or any of their Subsidiaries.

         Reimbursement Obligation. The Borrowers' obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in [section]3.2.

         Revolving Credit Loans. Collectively, the revolving credit loans made or to be made by the Banks to the Borrowers pursuant to [section]2 of this Credit Agreement.

         Saint Louis Bread. Saint Louis Bread Company, Inc., a Delaware corporation.

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                                      -12-


         Scheduled Letters of Credit. See [section]3.1.

         Senior Indebtedne[section] See [section]4.12(f).

         Settlement. The making of, or receiving of, payments in immediately available funds, by the Banks to or from the Agent in accordance with [section]2.6 to the extent necessary to cause each Bank's actual share of the outstanding amount of the Revolving Credit Loans to be equal to each Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans, in any case where, prior to such event or action, the actual share is not so equal.

         Settlement Amount. That amount which each Bank is required to pay in order to effect a Settlement.

         Settlement Date. See [section]2.6(b).

         Subordinated Debt. All Indebtedness permitted hereunder that is subordinated in right of payment to the Obligations on terms satisfactory to the Banks.

         Subordination Agreement. The Subordination Agreement dated as of July 24, 1996 among the Banks, the Agent, the Borrowers, Allied Capital Corporation, Allied Capital Corporation II, and Capital Trust Investments, Ltd., as amended previously, and in effect on the date hereof.

         Subsidiary. Any corporation, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unlimited Imperio Guaranty. The unlimited guaranty dated as of December 30, 1994, executed by the Borrowers in favor of USTrust in connection with the Imperio Term Loan Agreement, guaranteeing all obligations of Old Westbury Expressions, Leonard Imperio and Rosemarie Imperio owing to USTrust under or in connection with the Imperio Term Loan Agreement.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrowers do not reimburse the Agent and the Banks on the date specified in, and in accordance with, [section]3.2.

         USTrust. USTrust, a Massachusetts trust company, in its individual capacity.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         [section]1.2. Rules of Interpretation.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

         (h) Reference to a particular "[section]" refers to that section of the agreement in which such reference appears unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

         [section]2. THE REVOLVING CREDIT FACILITY.

         [section]2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date upon notice by the Borrowers to the Agent given in accordance with [section]2.5, such sums as requested by the Borrowers up to a maximum aggregate principal amount outstanding (after giving effect to all amounts then being requested) at any one time equal to such Bank's Commitment provided that the aggregate outstanding principal balance of the Revolving Credit Loans shall at no time exceed (a) the Total Commitment as then in effect less (b) an amount equal to the sum of (i) the aggregate outstanding principal amount of the Imperio Term Loans and the commitments to make new loans under the Imperio Term Loan Agreement, plus (ii) the Maximum Drawing Amount with respect to outstanding Letters of Credit, plus
(iii) the aggregate amount of Unpaid Reimbursement Obligations owing with respect to Letters of Credit issued hereunder. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan shall constitute a representation by the Borrowers that the conditions set forth in [section]9 and [section]10, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and [section]10, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         [section]2.2. Commitment Fee. The Borrowers agree to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated daily at the per annum rate of 0.375% on the difference on each such day between (a) the Total Commitment in effect on such date and (b) an amount equal to the sum on such day of (i) the aggregate outstanding principal amount of the Revolving Credit Loans, plus (ii) the Maximum Drawing Amount with respect to outstanding Letters of Credit, plus (iii) the aggregate amount of Unpaid Reimbursement Obligations owing with respect to Letters of Credit issued hereunder (the "Commitment Fee"); provided that for purposes of calculating the Commitment Fee, the Total Commitment shall be reduced by the aggregate then outstanding principal amount of the Imperio Term Loans. The amount of such Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December for the calendar quarter, or portion thereof, then ended.

         [section]2.3. Reduction of Commitment.

         (a) The Borrowers shall have the right at any time and from time to time upon three (3) Business Days' written notice to the Agent to reduce by $100,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this [section]2.3, the Agent will notify the Banks of the substance thereof. No reduction of the Commitments of the Banks may be reinstated.

         (b) Upon the effective date of any such termination, the Borrowers shall pay to the Agent for the respective accounts of the Banks the full amount of any Commitment Fee then accrued.

         [section]2.4. The Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of receipt of any payment of principal on such Bank's Note, an appropriate notation reflecting such payment on the Note Record attached to such Bank's Note. The outstanding amount of the Revolving Credit Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

         [section]2.5. Requests for Revolving Credit Loans. The Borrowers shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) at least (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan; provided that in the event that an overdraft occurs with respect to any account any Borrower maintains with either of the Banks, the Borrowers may request a Base Rate Loan in an amount necessary to cover such overdraft by notice to the Agent not later than 10:00 a.m. (Boston time) on the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested,
(ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) if a Eurodollar Rate Loan, the Interest Period for such Revolving Credit Loan and
(iv) the Type of such Revolving Credit Loan. By delivery of such Loan Request, the Borrowers shall be deemed to have represented and warranted to the Banks that the conditions precedent set forth in [section]10.1 are satisfied as of the date of such Loan Request and the then requested Drawdown Date. Any Loan Request delivered by any Borrower shall be deemed to have been delivered by, and shall bind, all the Borrowers. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date; provided that (x) if the Revolving Credit Loan requested is a Base Rate Loan and (y) the Borrowers specify in such Loan Request that the Borrowers will not accept the Revolving Credit Loan then requested on the proposed Drawdown Date unless the Agent receives the amount of each Bank's Commitment Percentage of the requested Revolving Credit Loan from each such Bank, severally, prior to the time on which such Revolving Credit Loan is to be advanced, then the Borrowers shall have no obligation to accept such Revolving Credit Loan on the proposed Drawdown Date, and the Agent shall have no obligation to make such Revolving Credit Loan available to the Borrowers on the proposed Drawdown Date, unless prior to the time on which such Revolving Credit Loan is to be advanced the Agent shall have received from each such Bank, severally, the amount of such Bank's Commitment Percentage of the then requested Revolving Credit Loan. Each Loan Request in respect of (A) any Base Rate Loan shall be in a minimum borrowing amount of $50,000 and (B) any Eurodollar Rate Loan shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof; provided, however, the number of Eurodollar Rate Loans outstanding at any one time shall not exceed five (5).

         [section]2.6. Funds for Revolving Credit Loans; Settlements.

         (a) Promptly upon receipt of any Loan Request, the Agent shall notify each of the Banks of the substance thereof. Upon receipt of the documents required by [section][section]9 and 10 and the satisfaction of the other conditions set forth herein to the extent applicable, the Agent will make the aggregate amount of the Revolving Credit Loans requested by the Borrowers pursuant to [section]2.5 available to the Borrowers.

         (b) Each Bank severally agrees that it shall be absolutely liable, to the extent of such Bank's Commitment Percentage, to effect Settlements on the last Business Day of each week, on the Maturity Date and within one Business Day after each other date on which the aggregate Settlement Amount payable exceeds $1,000,000 (or more frequently at the Agent's discretion) (the "Settlement Date"), without regard to the occurrence on such Settlement Date of any Default or Event of Default or any other condition precedent whatsoever. On the Business Day prior to each such Settlement Date, the Agent shall give telephonic notice to the Banks of (i) the respective outstanding amount of Revolving Credit Loans made by each Bank as at the close of business on the prior day, (ii) the Settlement Amount that any Bank, as applicable (the "Settling Bank"), shall pay to effect a Settlement and (iii) the portion (if any) of the aggregate Settlement Amount to be paid to each Bank. A statement of the Agent submitted to the Banks with respect to any amounts owing under this [section]2.6(b) shall be prima facie evidence of the amount due and owing. Each Settling Bank shall, as promptly as practical during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of its Settlement Amount. The Agent shall, as promptly as practical during normal business hours on each Settlement Date, effect a wire transfer of immediately available funds to each Bank of the Settlement Amount to be paid to such Bank. All funds advanced by any Bank as a Settling Bank pursuant to this [section]2.6(b) shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this [section]2.6(b) shall for all purposes be treated as repayment of amounts owed by the Borrowers with respect to Revolving Credit Loans made by such Bank.

         (c) If the Settlement Amount is made available to the Agent (or, conversely, if the Agent makes the Settlement Amount available to a Bank entitled thereto) on a date after the relevant Settlement Date, such Settling Bank shall pay to the Agent (or, conversely, the Agent shall pay to such Bank entitled to such Settlement Amount) on demand an amount equal to the product of
(i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent (or such Bank) for federal funds acquired by the Agent (or such Bank) during each day included in such period, times (ii) the Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the Settlement Amount shall become immediately available to the Agent (or such Bank), and the denominator of which is 365. Upon payment of such amount the Settling Bank shall be deemed to have delivered the Settlement Amount of such Settling Bank on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Bank's Settlement Amount as if such share were delivered on the Settlement Date. If the Settlement Amount is not in fact made available to the Agent by the Settling Bank within three (3) Business Days of such Settlement Date, the Agent shall be entitled to debit the Borrowers' accounts to recover such amount from the Borrowers, with interest thereon at the rate per annum applicable to any Revolving Credit Loans made on such Settlement Date. A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank.

         (d) The failure or refusal of any of the Banks to make available to the Agent at the aforesaid time on any date the amount of the Revolving Credit Loans to be made by such Bank shall not relieve any other Bank from its obligations hereunder to make Settlements and Revolving Credit Loans, but in no event shall any Bank or the Agent be responsible for funding or otherwise be liable for the failure of any other Bank to make the Revolving Credit Loans to be made by such other Bank.

         [section]2.7. Mandatory Repayments of Revolving Credit Loans. The Borrowers promise to pay the outstanding amount of all Revolving Credit Loans on the Maturity Date. In addition, if at any time the sum of the outstanding amount of the Revolving Credit Loans exceeds the Total Commitment of the Banks, the Borrowers shall immediately pay the amount of such excess to the Agent for application to the Revolving Credit Loans, and the Agent shall distribute such amount to the Banks in accordance with [section]2.6(b).

         [section]2.8. Optional Repayments of Revolving Credit Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of any Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans, the Borrowers shall be obligated to reimburse the Banks in respect thereof pursuant to [section]4.3. The Borrowers shall give the Agent, no later than 10:00 a.m. (Boston time) (a) at least one (1) Business Day's notice of any proposed repayment of Base Rate Loans and (b) at least three (3) Eurodollar Business Days' notice of any proposed repayment of Revolving Credit Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of (i) Base Rate Loans shall be in a minimum amount of $50,000 and (ii) Eurodollar Rate Loans shall be in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each repayment pursuant to this [section]2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each such partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion, and shall be distributed to each Bank in accordance with [section]2.6(b).

         [section]2.9. Fees. The Borrowers shall pay to the Agent for the pro rata account of each Bank, in accordance with each Bank's Commitment Percentage, the following fees: (i) on the Closing Date, a closing fee in the amount of $70,002.00; (ii) on March 31, 1998, a fee in the amount of $70,000.00; (iii) on
June 30, 1998, a fee in an amount equal to three-fourths percent (3/4%) of the Total Commitment as then in effect; and (iv) on September 30, 1998, and on the last Business Day of each calendar quarter thereafter, a fee in an amount equal to one percent (1%) of the Total Commitment as then in effect.

         [section]3 LETTER OF CREDIT FACILITY

         [section]3.1. Letter of Credit Commitments.

         (a) Subject to the terms and conditions hereof and the execution and delivery by any Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in [section]3.1(d) and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Agent; provided, however, that, after giving effect to such request, (x) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $2,000,000 at any one time and (y) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall at no time exceed (A) the Total Commitment as then in effect less (B) the aggregate outstanding principal amount of the Imperio Term Loans and the commitments to make new loans under the Imperio Term Loan Agreement.

         (b) Each Letter of Credit Application shall be completed to the satisfaction of the Agent. Promptly upon receipt of any Letter of Credit Application, the Agent shall notify each of the Banks of the substance thereof. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

         (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         (d) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to [section]3.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

         (e) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under [section]3.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to [section]3.2.

         (f) The parties hereto acknowledge and agree that the letters of credit described on Schedule 3.1 hereto (the "Scheduled Letters of Credit") shall be deemed to be Letters of Credit issued under this [section]3 subject to the terms and provisions set forth in this Credit Agreement and the rights and obligations of the Borrowers, the Banks and the Agent with respect to such Scheduled Letters of Credit shall be as set forth in this Credit Agreement as though such Letters of Credit had been issued hereunder. With respect to those Scheduled Letters of Credit issued by USTrust, and in each such case, to the extent applicable to such Letters of Credit, USTrust shall be deemed to be the "Agent" under this [section]3 with all of the rights of the Agent under this [section]3 and references to the Agent in its capacity as an issuing Bank of Letters of Credit shall be deemed to be references to USTrust as such issuing Bank with respect to those Letters of Credit and the obligations of the Borrowers and the other Banks in connection with such Letters of Credit as set forth in this [section]3 shall apply to such Letters of Credit and USTrust as the issuing Bank thereof.

         [section]3.2. Reimbursement Obligation of the Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

         (a) except as otherwise expressly provided in [section]3.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and
(ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with [section]11, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this [section]3.2 at any time from the date such amounts become due and payable (whether as stated in this [section]3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in [section]4.11 for overdue principal on the Revolving Credit Loans.

         [section]3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in [section]3.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         [section]3.4. Obligations Absolute. The Borrowers' obligations under this [section]3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under [section]3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Agent or any Bank to the Borrowers.

         [section]3.5. Reliance by Issuer. To the extent not inconsistent with [section]3.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

         [section]3.6. Letter of Credit Fee. The Borrowers shall pay in advance, on the date of the issuance or any extension or renewal of any Letter of Credit or, if earlier, on each annual anniversary date of the issuance of such Letter of Credit, a standby letter of credit fee equal to the greater of (i) 2% per annum of the Maximum Drawing Amount of each Letter of Credit, or (ii) the Agent's minimum standard flat fee charged for each standby Letter of Credit (in each case, a "Letter of Credit Fee"), to be for the accounts of the Banks in accordance with their respective Commitment Percentages. In respect of each Letter of Credit, the Borrowers shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         [section]4. INTEREST; INTEREST RATE CONVERSION OPTIONS;
                     CERTAIN GENERAL PROVISIONS.

         [section]4.1. Interest on Revolving Credit Loans.

         (a) Except as otherwise increased pursuant to [section]4.11 hereof, the outstanding amount of each Type of Revolving Credit Loan shall bear interest calculated as follows:

                  (i) the outstanding amount of each Revolving Credit Loan which is a Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus one-half of one percent (0.50%); and

                  (ii) the outstanding amount of each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest during each Interest Period relating thereto at a rate per annum equal to the Eurodollar Rate determined for each such Interest Period plus three percent (3.0%).

         (b) The Borrowers absolutely and unconditionally promise to pay interest on each Type of Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         [section]4.2. Interest Rate Conversion Options.

         (a) The Borrowers may elect from time to time to convert any outstanding Type of Revolving Credit Loan to another Type of Revolving Credit Loan; provided that (i) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrowers shall give the Agent at least three (3) Eurodollar Business Days' prior irrevocable notice of such election; and (ii) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to [section]4.3 as a result of such conversion. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of the outstanding Revolving Credit Loans of any Type may be converted as provided herein; provided, that partial conversions of Eurodollar Rate Loans shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and, provided further, the number of Eurodollar Rate Loans outstanding at any one time shall not exceed five (5).

         (b) Any Revolving Credit Loan which is a Eurodollar Rate Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions for conversions contained in subsection (a) above; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the last Interest Period for which a Eurodollar Rate was determined by the Agent on or prior to the Agent's obtaining knowledge of such Default or Event of Default. The Agent shall notify the Banks promptly that such automatic conversion contemplated by this [section]4.2(b) will occur.

         (c) Any conversion of Revolving Credit Loans to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the outstanding amount of all Eurodollar Rate Loans, if any remain outstanding after giving effect to such conversion, having the same Interest Period shall not be less than, in each such case, $500,000 or an integral multiple of $100,000 in excess thereof.

         (d) Any conversion of Revolving Credit Loans to or from Base Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the outstanding amount of all Base Rate Loans, if any remain outstanding after giving effect to such conversion, shall not be less than $100,000 or an integral multiple of $100,000 in excess thereof.

         (e) Each conversion of a Type of Revolving Credit Loan or continuation of any Base Rate Loan or Eurodollar Rate Loan hereunder shall be allocated between the Banks in proportion, as nearly as practicable, to such Bank's Commitment Percentage, with adjustments to the extent practicable to equalize any prior conversions or continuations not exactly in proportion.

         [section]4.3. Indemnity. The Borrowers agree to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or interest on any Eurodollar Rate Loans, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrowers in making a borrowing after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request in accordance with [section][section]2.5 or 4.2 other than as a result of a default by any Bank,
(c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Eurodollar Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loan, or (d) default by the Borrowers in making any repayment of a Eurodollar Rate Loan after the Borrowers have given a notice of repayment in accordance with [section]2.8. This covenant shall survive the termination of this Credit Agreement and payment of the Notes.

         [section]4.4. Funds for Payments. All payments of principal, interest, and the Commitment Fee and any other amounts due hereunder or under any of the other Loan Documents shall be made by the Borrowers to the Agent at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in each case in immediately available funds.

         [section]4.5. Computations. All computations of interest on the Revolving Credit Loans and the Commitment Fee shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise specifically provided herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Note Records from time to time shall be considered conclusive and binding absent manifest mathematical error on the Borrowers unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Borrowers shall notify the Agent or such Bank to the contrary. Each change in the rate of interest applicable to the Base Rate Loans resulting from a change in the Base Rate shall be effective on the date of each change in the Base Rate.

         [section]4.6. Inability to Determine Eurodollar Rate. In the event the Agent shall determine in good faith that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrowers at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn or, at the Borrowers' option, shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make additional Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Banks.

         [section]4.7. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Bank or its Eurodollar Lending Office shall assert that it is unlawful, for such Bank or its Eurodollar Lending Office to make or maintain Eurodollar Rate Loans, (a) such Bank shall forthwith give notice of such circumstances, confirmed in a writing delivered to the Borrowers by courier or postal service (which notice shall be withdrawn by such Bank when such Bank shall reasonably determine that it shall no longer be illegal for such Bank or its Eurodollar Lending Office to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans), (b) the commitment of such Bank to make or maintain Eurodollar Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and (c) such Bank's Eurodollar Rate Loans then outstanding, if any, shall be converted automatically to Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrowers agree promptly to pay the Agent for the account of each Bank, upon demand by the Agent, any additional amounts necessary to compensate the Banks for any costs incurred by the Banks in making any conversion in accordance with this [section]4.7, including any interest or fees payable by the Banks to lenders of funds obtained by them in order to make or maintain their Eurodollar Rate Loans (the Agent's written notice of such costs, as certified to the Borrowers, to be conclusive absent manifest error).

         [section]4.8. Additional Costs, Etc. If any present or future, or any change in any present or future, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Revolving Credit Loans advanced by such Bank (other than taxes based upon or measured by the income or profits of such Bank), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to such Bank under this Credit Agreement or the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Bank, or

         (d) impose on any Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Revolving Credit Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part;

and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining the Revolving Credit Loans or Letters of Credit or such Bank's Commitment, or

                  (ii) to reduce the amount of principal, interest or other amounts payable to such Bank hereunder on account of such Bank's Commitment, the Revolving Credit Loans or any Letters of Credit, or

                  (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon written demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum (after such Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or other sum which was incurred by such Bank is subsequently returned or reimbursed to such Bank, such Bank shall return or reimburse to the Borrowers any additional amount paid pursuant to this [section]4.8 by the Borrowers to such Bank with respect thereto. Such

Bank shall give the Borrowers prompt written notice of any event causing such additional cost, reduction, payment or foregone interest or other sum.

         [section]4.9. Certificate. A certificate setting forth any additional amounts payable pursuant to [section]4.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Bank to the Borrowers, shall be conclusive absent manifest error.

         [section]4.10. Capital Adequacy. If any present or future, or any change in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Revolving Credit Loans made pursuant hereto, then such Bank may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the rates of interest payable hereunder, the Borrowers and such Bank shall thereafter attempt to negotiate in good faith, within thirty
(30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrowers and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation to such Bank, such amount to be conclusive and binding on the Borrowers, absent manifest error. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         [section]4.11. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum equal to three and one-fourth percent (3-1/4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

         [section]4.12. Joint and Several Liability of the Borrowers. This section shall be controlling with respect to all of the provisions of this Credit Agreement and the other Loan Documents, including those provisions which do not specifically reference this [section]4.12. In the event of a conflict between this [section]4.12 and any other provision of this Credit Agreement or any other provision of the Loan Documents, this [section]4.12 shall be controlling.

         (a) Joint and Several Liability. Each of the Borrowers is accepting joint and several liability with each of the other Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided to the Borrowers by the Banks under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally with each of the other Borrowers, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each of the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligation arising under this [section]4.12), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (b) Failure to Make Payment. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

         (c) Full Recourse. The Obligations specific to each of the Borrowers under the provisions of this [section]4.12 constitute the full recourse Obligations of each of the Borrowers enforceable against each such corporation to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

         (d) Waivers; Consents; etc. Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers hereby waives notice of acceptance of its applicable joint and several liability, notice of any Revolving Credit Loans made or Letters of Credit issued under this Credit Agreement, notice of the occurrence of any default, or of any demand for any payment under this Credit Agreement or other Loan Documents, notice of any action at any time taken or omitted by the Agent or any Bank under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Bank at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Agent or any Bank in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Agent or any Bank with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this [section]4.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this [section]4.12, it being the intention of each of the

Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this [section]4.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this [section]4.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Banks. The applicable joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Agent or any Bank.

         (e) Obligations Absolute; No Marshalling. The provisions of this [section]4.12 are made for the benefit of the Agent and the Banks and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent or the Banks first to marshall any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this [section]4.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied and the Commitment of each Bank hereunder has been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Banks upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this [section]4.12 will forthwith be reinstated in effect, as though such payment had not been made.

         (f) Subordination of Subrogation Rights, etc. Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers or any Affiliate of the Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Banks with respect to any of the Obligations or any collateral security therefor until such time as all Indebtedness of the Borrowers owing to the Banks or the Agent under the Loan Documents (the "Senior Indebtedness") has been paid in full in immediately available funds denominated in Dollars. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Banks hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Senior Indebtedness and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Senior Indebtedness shall be paid in full in immediately available funds denominated in Dollars before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (g) Subordination. Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower or any Affiliate of any Borrower is hereby subordinated to the prior payment in full in immediately available funds denominated in Dollars of the Senior Indebtedne[section] Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Senior Indebtedness shall have been paid in full in immediately available funds denominated in Dollars. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and be paid over to the Agent for the pro rata account of the Banks to be applied to repay the Senior Indebtedne[section]

         (h) Revolving Credit Loans. Any of the Borrowers may be a Borrower under this facility and any Borrower may request a Revolving Credit Loan or a Letter of Credit thereunder and any such request by a Borrower shall be deemed to have been made by and shall bind all of the Borrowers.

         [section]5. REPRESENTATIONS AND WARRANTIES. The Borrowers jointly and severally represent and warrant to the Banks and the Agent as follows:

         [section]5.1. Corporate Authority.

         (a) Incorporation; Good Standing. Each of the Borrowers and their Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or such Subsidiaries or such Borrower's ability to perform the Obligations.

         (b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority and legal right of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of such Borrower or any of its Subsidiaries, (iv) do not conflict with, or result in any breach or contravention of, any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, such Borrower or any of its Subsidiaries and (v) do not result in the creation of any lien under any agreement, indenture, instrument, lease or undertaking to which such Borrower or any of its Subsidiaries is a party or by which it or any of its properties are bound.

         (c) Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which any Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Borrower or any of its Subsidiaries enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         [section]5.2. Governmental Approvals. Except as indicated on Schedule
5.2 hereto, the execution, delivery and performance by each Borrower or any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which any Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require such Borrower or any of its Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed.

         [section]5.3. Title to Properties; Leases. Except as indicated on
Schedule 5.3 hereto, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for Permitted Liens. The Borrowers and their Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which they are operating, and all said leases are valid and subsisting and in full force and effect and there exists with respect thereto no default or circumstance which, with notice or lapse of time or both, would constitute a default thereunder.

         [section]5.4. Financial Statements. There has been furnished to each of the Banks the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Coopers & Lybrand L.L.P., the Borrowers' independent certified public accountants. The Borrowers have also furnished to the Banks an interim, unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as at October 4, 1997, and a consolidated statement of operations for the portion then ended of the current fiscal year, in each case certified by the Borrowers' chief financial or accounting officer. Such financial statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition and the results of operations of the Borrowers as at the close of business on the dates thereof. There are no liabilities, contingent or otherwise, of any of the Borrowers involving material amounts known to any officer of a Borrower and not disclosed or reflected in said financial statements and the related notes thereto. Such balance sheets and statements of income, retained earnings and cash flow have been prepared in accordance with generally accepted accounting principles consistently applied and are correct and complete and fairly present the financial condition of the Borrowers and their Subsidiaries as at the close of business on the date thereof and the consolidated results of operations for the fiscal period then ended. There are no contingent liabilities of the Borrowers or any of their Subsidiaries as of such date involving material amounts, known to the officers of the Borrowers and not disclosed in said balance sheet and the related notes thereto.

         [section]5.5. No Material Changes, Etc. Except as indicated on Schedule
5.5 hereto, since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of any of the Borrowers or their Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as at the Balance Sheet Date, or the related consolidated statements of income, retained earnings or cash flow for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers and their Subsidiaries. Since the Balance Sheet Date, no Borrower has made any Distribution.

         [section]5.6. Franchises, Patents, Copyrights, Etc. Each of the Borrowers and their Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could affect or impair in a material manner the business or assets of any of the Borrowers and their Subsidiaries. The Borrowers are not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by any of the Borrowers or any of their Subsidiaries or (b) any Proprietary Rights of any of the Borrowers or any of their Subsidiaries by others, in any way which might materially adversely affect the business, assets or condition, financial or otherwise, of any of the Borrowers and their Subsidiaries.

         [section]5.7. No Litigation. Except as set forth on Schedule 5.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrowers' knowledge, threatened against any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers and their Subsidiaries or materially impair the right of the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. There are no final judgments against any of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments against any Borrower or any Subsidiary, undischarged and not covered by insurance, exceed in the aggregate $50,000.

         [section]5.8. No Materially Adverse Contracts, Etc. None of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrowers' knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of the Borrowers or their Subsidiaries. None of the Borrowers nor any of its Subsidiaries is a party to any contract or agreement that has or, to the best of the Borrowers' knowledge, is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of (i) any of the Borrowers or (ii) the Borrowers and their Subsidiaries taken as a whole.

         [section]5.9. Compliance With Other Instruments, Laws, Etc. None of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of (i) any of the Borrowers, or (ii) the Borrowers and their Subsidiaries taken as a whole or (iii) any of the Borrowers' ability to perform the Obligations.

         [section]5.10. Tax Status. The Borrowers and, to the best of the Borrowers' knowledge, their Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by generally accepted accounting principles, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         [section]5.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

         [section]5.12. Holding Company and Investment Company Acts. None of the Borrowers nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

         [section]5.13. Absence of Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or, to the best of the Borrowers' knowledge with respect to documents which do not require the signature of a representative of any of the Borrowers or their Subsidiaries, any other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any material assets or property of any of the Borrowers or any of their Subsidiaries or rights thereunder.

         [section]5.14. Certain Transactions. Except as would be permitted under [section]7.9, none of the officers, directors or other key employees of any of the Borrowers or any of their Subsidiaries is presently a party to any transaction with any of the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services or supplies to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

         [section]5.15. Employee Benefit Plans.

         (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under [section]103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of [section]3(1) or [section]3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

         (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of [section]302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of [section]4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

         (d) Multiemployer Plans. None of the Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under [section]4201 of ERISA or as a result of a sale of assets described in [section]4204 of ERISA. None of the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of [section]4241 or [section]4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under [section]4041A of ERISA.

         [section]5.16.  Purpose Credit.

         (a) The Borrowers have not engaged principally or as one of their important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

         (b) The Borrowers shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrowers' broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         (c) The issuance of the Notes and the application of the proceeds thereof by the Borrowers will not contravene Regulation X of the Federal Reserve Board (Title 12, Part 224, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         [section]5.17. Environmental Compliance.

         (a) None of the Borrowers nor their Subsidiaries, and the Borrowers have no actual knowledge that any operator of the Real Estate, has violated, or is alleged to have violated, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of (i) any of the Borrowers or
(ii) the Borrowers and their Subsidiaries taken as a whole.

         (b) None of the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. [section]6903(5), any hazardous substances as defined by 42 U.S.C. [section]9601(14), any pollutant or contaminant as defined by 42 U.S.C. [section]9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any one of them is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) None of the Borrowers nor any of their Subsidiaries is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or to the effectiveness of any other transactions contemplated hereby.

         [section]5.18. Compliance With Fair Labor Standards Act. The Borrowers have at all times operated their businesses in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. [section]106 and
207) except to the extent that the Borrowers' failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of any of the Borrowers. None of the Borrowers' inventory has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of such Act or any regulations thereunder.

         [section]5.19. Subsidiaries. Attached hereto as Schedule 5.19 is a schedule listing all Subsidiaries of the Borrowers as of the date hereof and showing with respect to each Subsidiary the jurisdiction in which it is organized and the approximate percentage of the outstanding Voting Stock of that Subsidiary held either by the Borrowers or another Subsidiary. All of the outstanding capital stock of each Subsidiary has been duly authorized and issued and is fully-paid and non-assessable and is free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer.

         [section]5.20. Disclosure. No representation or warranty made by any of the Borrowers in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

There is no fact known to the Borrowers that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of any of the Borrowers or the Borrowers and their Subsidiaries on a consolidated basis.

         [section]6. AFFIRMATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as any Revolving Credit Loan or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent or any Bank has any obligation to issue any Letter of Credit hereunder:

         [section]6.1. Punctual Payment. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, and the Commitment Fee, all in accordance with the terms of this Credit Agreement and the Notes.

         [section]6.2. Maintenance of Office. The Borrowers will maintain their chief executive office at 19 Fid Kennedy Avenue, Boston, Massachusetts 02210, or at such other place in the United States of America as the Borrowers shall designate upon written notice to the Banks, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.

         [section]6.3. Records and Accounts. The Borrowers will (a) keep, and cause each of their Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of their Subsidiaries, contingencies, and other reserves.

         [section]6.4. Financial Statements, Certificates and Information. The Borrowers will deliver to each of the Banks:

         (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified, in the case of such consolidated statements, without qualification by Coopers & Lybrand L.L.P. or such other independent public accountants of nationally recognized standing selected by the Borrowers, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters in each of the Borrowers' fiscal years, copies of the unaudited consolidated balance sheet of the Borrowers' and their Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrowers' fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with generally accepted accounting principles and accompanied by a certificate of the principal financial officer of the Borrowers stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrowers and their Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer of the Borrowers in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in [section]8 hereof and certifying no default has occurred under any of the Indebtedness of the Borrowers and their Subsidiaries as at the end of the period covered by such statements or during such period as may be required, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date (each a "Compliance Certificate");

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission, or any other similar or corresponding governmental commission, department or agency or sent to the stockholders of the Borrowers or any holder of the Borrowers' Indebtedness for borrowed monies;

         (e) promptly upon receipt thereof, copies of all detailed audits or reports submitted to any of the Borrowers by independent public accountants in connection with any annual or interim audits of the books of any of the Borrowers or their Subsidiaries;

         (f) from time to time upon request by the Agent or any Bank, such other financial data and information (including, without limitation, information regarding the business and affairs and condition, financial and other, of, and periodic financial projections with respect to, any of the Borrowers, their Subsidiaries and their respective properties) as the Agent or any Bank may reasonably request; and

         (g) simultaneously with the delivery of the financial statements referred to in subsection (a) above, a report containing the statement of income and cash flows for each bakery cafe and store of the Borrowers and their Subsidiaries for the fiscal year most recently ended, together with comparative figures for the same cafe or store during the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles and accompanied by a certificate of the principal financial officer of the Borrowers stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of each bakery cafe and store, individually, of the Borrowers and their Subsidiaries on the date thereof and the results of their operations for the periods covered thereby.

         [section]6.5. Corporate Existence; Maintenance of Properties. Except as otherwise permitted by [section]7.6 hereof, the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, material rights and franchises and those of their Subsidiaries. The Borrowers (a) will cause all of their material properties and those of their Subsidiaries used or useful in the conduct of their business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment,
(b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of their Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this [section]6.5 shall prevent the Borrowers from discontinuing the operation and maintenance of any of its properties or those of their Subsidiaries if such discontinuance is, in the sole judgment of the Borrowers, desirable in the conduct of their own or their Subsidiaries' business and that does not in the aggregate materially adversely affect the business of the Borrowers and their Subsidiaries on a consolidated basis.

         [section]6.6. Insurance. The Borrowers will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Agent. The Banks shall be named an additional insured as their interests may appear under all such policies.

         [section]6.7. Taxes; Etc. The Borrowers will, and will cause each of their Subsidiaries to duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of their property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrowers or such Subsidiary shall have set aside on their books adequate reserves with respect thereto; and provided further that the Borrowers and each Subsidiary of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         [section]6.8. Inspection of Properties and Books. The Borrowers shall permit the Banks, through the Agent or any of the Banks' other designated representatives, during normal business hours and in a manner which will not unreasonably interfere with the conduct of the Borrowers' business, to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine the books of account of the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, the Borrowers' chief financial officer, all at the Borrowers' expense and at such reasonable intervals as the Agent or any Bank may reasonably request.

         [section]6.9. Compliance with Laws, Contracts, Licenses, and Permits. The Borrowers will, and will cause each of their Subsidiaries to, comply with
(a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws which may be in effect from time to time, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrowers. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of the Obligations, the Borrowers will promptly take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

         [section]6.10. Employee Benefit Plans.

         (a) The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under [section]103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under [section][section]302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under [section][section]4041A, 4202, 4219, 4242, or 4245 of ERISA; and

         (b) The Borrowers and each Subsidiary will fund any Guaranteed Pension Plan as required by the provisions of [section]302 of ERISA and [section]412 of the Code. The Borrowers and each Subsidiary will deliver to the Banks copies of any request for waiver from the funding standards or extension of the amortization periods required by [section][section]303 and 304 of ERISA or [section]412 of the Code, promptly following the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

         [section]6.11. Further Assurances. The Borrowers will cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         [section]6.12. Notices. The Borrowers will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

         [section]6.13. Fair Labor Standards Act. The Borrowers will, and will cause each of their Subsidiaries to, at all times operate their business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. [section][section] 206 and 207) if the failure to comply with such provisions might reasonably be expected to have a materially adverse affect on the Borrowers and their Subsidiaries.

         [section]6.14. Environmental Events. The Borrowers will promptly give notice to the Banks (a) of any violation of any Environmental Law that any of the Borrowers or any of their Subsidiaries report in writing or are reportable by such Persons in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of any of the Borrowers individually or the Borrowers and their Subsidiaries on a consolidated basis.

         [section]6.15. Notification of Claims. The Borrowers will, immediately upon becoming aware thereof, notify the Banks in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which may have a materially adverse affect on the assets, liabilities, financial conditions or operations of any of the Borrowers individually or the Borrowers and their Subsidiaries on a consolidated basis.

         [section]6.16. Use of Proceeds. The Borrowers will use the proceeds of the Revolving Credit Loans for general corporate and working capital purposes, including without limitation the financing of capital expenditures subject to the limitations set forth in [section]8.2.

         [section]6.17. Notice of Litigation, Judgment and Material Events. The Borrowers will give notice to the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Subsidiaries or to which any of the Borrowers or any of their Subsidiaries are or become a party involving an uninsured claim against the Borrowers individually or the Borrowers and their Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on any of the Borrowers or on the Borrowers and their Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their Subsidiaries to, give notice to the Banks, in writing, in form and detail satisfactory to the Banks, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against any of the Borrowers or any of their Subsidiaries in an amount which in aggregate with other such judgments against any of the Borrowers or any of their Subsidiaries exceeds $50,000 and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to the Securities and Exchange Commission.

         [section]6.18. SYGMA Request. On the occurrence of any Default or Event of Default, the Borrowers will make prompt written request to The SYGMA Network, Inc. and/or The SYGMA Network of Ohio, Inc. (collectively, "SYGMA") for the return, no later than three (3) Business Days following such request, of any and all deposits posted by the Borrowers and held by SYGMA pursuant to the SYGMA Distribution Service Agreement made as of December 13, 1994 by and among ABP and SYGMA. The failure by the Borrowers to make such request as required under this [section]6.18 or to receive the return of such deposits by SYGMA within the three (3) Business Days of such request shall result in an Event of Default under [section]11 of the Credit Agreement. Such deposits shall immediately upon receipt be applied to repay any outstanding Revolving Credit Loans.

         [section]7. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. The Borrowers covenant and agree that, so long as any Revolving Credit Loan or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent or any Bank has any obligation to issue any Letter of Credit hereunder:

         [section]7.1. Restrictions on Indebtedne[section] The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

         (b) liabilities which should, in accordance with generally accepted accounting principles, be classified as current liabilities and which are incurred in the ordinary course of business other than through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

         (c) Indebtedness (including without limitation, Guaranties) which exists on the date hereof and is listed on Schedule 7.1 attached hereto;

         (d) the Unlimited Imperio Guaranty;

         (e) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of [section]6.7;

         (f) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrowers or any of their Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

         (g) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

         (h) purchase money Indebtedness not exceeding $2,000,000 in aggregate principal amount at any one time outstanding incurred in the ordinary course of business in connection with the acquisition, by lease or purchase, of any real or personal property constituting fixed assets of any of the Borrowers or any of their Subsidiaries, provided that any purchase money Indebtedness incurred in connection with any such acquisition shall not exceed the cost of the real or personal property so acquired;

         (i) Indebtedness of the Borrowers to each other, or of a Subsidiary of any Borrower owing to such Borrower;

         (j) unsecured subordinated Indebtedness in an aggregate principal amount not to exceed $15,000,000 evidenced by Senior Subordinated Debentures dated July 24, 1996 issued pursuant to the Investment Agreement and subordinated to the Obligations pursuant to the terms of the Subordination Agreement; and

         (k) unsecured Indebtedness owing to INAC Corp. in an aggregate amount not to exceed $2,000,000 at any one time outstanding under that certain Revolving Credit Agreement dated as of January 12, 1996 by and between ABP and INAC Corp.

         [section]7.2. Restrictions on Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any of their Subsidiaries shall sell or transfer any property owned by any of them in order then or thereafter to lease such property or lease other property that any of the Borrowers or any of their Subsidiaries intend to use for substantially the same purpose as the property being sold or transferred nor will the Borrowers or any of their Subsidiaries rent or lease any assets which either were owned by any of them as of the Balance Sheet Date and were thereafter sold or transferred by any of the Borrowers or any such Subsidiaries or are to be used for substantially the same purposes as any assets so owned and sold or transferred.

         [section]7.3. Restrictions on Liens. None of the Borrowers will, nor will any Borrower permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of

Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days (or, in the event that the Borrowers promptly undertake and diligently pursue a clean-up action in the case of any lien imposed by or pursuant to any Environmental Laws, such longer period as is reasonable for such clean-up action) after the same shall have been incurred any Indebtedness or claim or demand against it (except for Indebtedness, claims or demands which arise as a result of or are imposed by any Environmental Laws, and which do not exceed $100,000 individually or $250,000 in the aggregate) that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of the Borrowers on all or part of the assets of Subsidiaries of the Borrowers securing Indebtedness owing by Subsidiaries of the Borrowers to the Borrowers;

                  (ii) liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or if payment shall not at the time be required to be made in accordance with [section]6.7;

                  (iii) liens in respect of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations or to secure performance in connection with bids or contracts (other than for the payment of borrowed money) or to secure surety, stay, appeal or customs bonds or other similar liens, pledges or deposits;

                  (iv) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by [section]7.1(g);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 60 days (or in the case of any lien with respect to which the underlying claim shall currently be contested by the Borrowers or such Subsidiaries in good faith by appropriate proceedings, the period of time during which such lien is being contested) from the date of creation thereof in respect of obligations not overdue or deposits to obtain the release of such liens;

                  (vi) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers or any of their Subsidiaries are a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any of the Borrowers or the on the business of the Borrowers and their Subsidiaries on a consolidated basis;

                  (vii) presently outstanding liens listed on Schedule 7.3 hereto so long as, with respect to those liens securing Indebtedness, such liens secure Indebtedness outstanding on the date hereof and not any renewals, refundings or extensions thereof;

                  (viii) liens on ABP's facility in Mexico, Missouri securing Indebtedness permitted under [section]7.1(e) incurred in connection with the construction and equipping of the ABP's facility in Mexico, Missouri;

                  (ix) liens in respect of purchase money indebtedness permitted under [section]7.1(i); and

                  (x) liens, if any, in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

         [section]7.4. Restrictions on Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

         (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrowers;

         (b) demand deposits, certificates of deposit having a maturity of not more than 366 days from the date of acquisition, bankers acceptances and time deposits of (i) either of the Banks or (ii) any United States bank with which the Borrowers, now or in the future, maintain operating accounts;

         (c) Securities commonly known as "commercial paper" issued by any entity organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated and the ratings for which are not less than "P-1" if rated by Moody's Investors Service, and not less than "A-1" if rated by Standard and Poor's Corporation;

         (d) Investments with respect to Indebtedness permitted by [section]7.1(j) so long as such entities remain Subsidiaries of the Borrowers; and

         (e) existing Investments listed and described on Schedule 7.4 hereto and the Unlimited Imperio Guaranty.

         [section]7.5. Distributions. The Borrowers will not make any Distributions.

         [section]7.6. Consolidation, Merger and Sale of All Assets. None of the Borrowers will, nor will they permit any of their material Subsidiaries to, (a) merge or consolidate into or with any other Person or convey, sell, lease or otherwise dispose of all or substantially all of their assets to another Person, or permit any Person to merge or consolidate into or with any of the Borrowers or any such Subsidiaries or convey, sell, lease or otherwise dispose of all or substantially all of their assets to any of the Borrowers or any such Subsidiaries; provided that (i) any such Subsidiaries may merge into, or convey, sell, lease or dispose of their assets to, any of the Borrowers or any wholly-owned Subsidiaries of the Borrowers, (ii) a Person other than any of such Subsidiaries may merge into, or convey, sell, lease or dispose of its assets to, any of the Borrowers if such Borrower is the surviving or acquiring corporation, and (iii) a Person other than the Borrowers or another one of their Subsidiaries may merge into, or convey, sell, lease or dispose of its assets to, such Subsidiary if (A) such Subsidiary is the surviving or acquiring corporation or
(B) the surviving or acquiring entity, if not such Subsidiary, becomes a Subsidiary of the Borrowers; provided further that in any such transaction the rights and powers of the Banks will not, in their sole reasonable discretion, be materially adversely affected thereby and immediately after such transaction no Default or Event of Default shall exist hereunder; and provided, further that, in no event shall any of the Borrowers become a Subsidiary of any other Person without the prior consent of the Banks, (b) take any action which results in a "Repurchase Event" (as defined in [section]3.5 of the 4.75% Subordinated Convertible Notes), or (c) take any action which results in a "Transfer of Borrowers' Business" (as defined in the Investment Agreement).

         [section]7.7. Sale of Assets; Liquidation; Change in Term of Indebtedness, etc.

         (a) The Borrowers will not, nor will they permit any of their Subsidiaries to, convey, sell, lease, transfer any assets to another Person subject to a franchise agreement or otherwise dispose of any assets, directly or indirectly, in a single transaction or in a series of transactions occurring during any one fiscal year of the Borrowers, except as permitted under [section]7.6 hereof, except for sales of inventory, obsolete equipment and similar sales or other dispositions of property in the ordinary course of busine[section] To the extent that any sale of assets prohibited under [section]7.6 or [section]7.7 of this Credit Agreement is thereafter permitted to occur by written approval of the Banks, the proceeds of such a sale of assets (net of any costs and expenses payable by the Borrowers in connection with such sale and the principal amounts of any indebtedness secured by such assets and required to be repaid in connection with such sale) shall be applied by the Borrowers to repay any outstanding Revolving Credit Loans and the Total Commitment of the Banks under the Credit Agreement shall be reduced by the amount of the proceeds from such sale.

         (b) None of the Borrowers will, nor will they permit any of their Subsidiaries to, liquidate, dissolve or wind up their affairs nor institute, consent to or fail promptly to contest proceedings for any such purpose, provided, however, that any such Subsidiaries may be liquidated into any of the Borrowers or into any wholly-owned Subsidiaries of any of the Borrowers in transactions permitted by [section]7.6 hereof or by this [section]7.7 and any inactive or immaterial Subsidiaries of the Borrowers may be dissolved by the Borrowers.

         (c) The Borrowers will not amend or modify in any respect the terms and provisions of the Subordinated Debt.

         [section]7.8. Federal Regulations. The Borrowers will not, and will not permit any of their Subsidiaries to, engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrowers will not, directly or indirectly, use any part of the proceeds of any Revolving Credit Loans or Letters of Credit for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         [section]7.9. Arms Length Transactions. Except as disclosed on Schedule
7.9 hereto, none of the Borrowers or their Subsidiaries will enter into with any Affiliate any transaction or series of similar transactions occurring between the Closing Date and the Maturity Date in which the aggregate amount involved with respect to all such transactions exceeds $50,000 if such transaction or transactions would be less favorable to the Borrowers and their Subsidiaries than would be the case if such transaction or transactions had been entered into with a non-Affiliate.

         [section]7.10. Restriction on Subsidiaries. The Borrowers will not permit any of their Subsidiaries to enter into any agreement which would directly limit such Subsidiaries' rights to declare or pay dividends to the Borrowers.

         [section]7.11. Prepayment of Subordinated Debt. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt (including, without limitation, the Subordinated Debt evidenced by the 4.75% Convertible Subordinated Notes and the Subordinated Debentures issued pursuant to the terms of the Investment Agreement) to increase the principal amount of the Indebtedness evidenced thereby or the rate of interest applicable to such Indebtedness, or to alter the schedule of payments of principal or interest with respect to such Indebtedness, or to alter the maturity date thereof, or (b) prepay, redeem, or repurchase any of the principal of, or interest on, such Subordinated Debt; provided that so long as no Default or Event of Default exists or would result therefrom, the Borrowers may prepay such Subordinated Debt from the proceeds of the issuance of additional shares of capital stock or other equity securities.

         [section]8. FINANCIAL COVENANTS OF THE BORROWERS.

         [section]8.1 Maximum Allowable Leverage Ratio. The Borrowers will not, at any time, permit the Leverage Ratio to exceed 1.65:1.00.

         [section]8.2 Consolidated Capital Expenditures. The Borrowers will not permit Consolidated Capital Expenditures incurred during each period consisting of four (4) consecutive fiscal quarters and ending on a date set forth below, to exceed the amount set forth opposite such date in the table below:

@@

        ----------------------- --------- ------------------------
        Fiscal Quarter Ending              Maximum Consolidated
                                           Capital Expenditures
        ------------------------ -------- ------------------------

        ------------------------ -------- ------------------------
              12/27/97                          $16,000,000
        ------------------------ -------- ------------------------
               4/18/98                          $18,000,000
        ------------------------ -------- ------------------------
               7/11/98                          $18,000,000
        ------------------------ -------- ------------------------
               10/3/98                          $20,000,000
        ------------------------ -------- ------------------------
              12/26/98                          $20,000,000
        ------------------------ -------- ------------------------
               4/17/99                          $18,000,000
        ------------------------ -------- ------------------------
               7/10/99                          $18,000,000
        ------------------------ -------- ------------------------

@@

         [section]8.3. Consolidated Operating Cash Flow. The Borrowers will not permit the ratio of Consolidated Operating Cash Flow, determined at the end of each fiscal quarter of the Borrowers for the period consisting of the four (4) consecutive fiscal quarters then ending, to Consolidated Total Debt Service incurred during such four (4) quarter period, to be less than (a) 1.50 to 1.00 for the four quarter period ending December 27, 1997 and April 18, 1998 and (b)
1.60 to 1.00 for any such four quarter period ending after April 18, 1998.

         [section]8.4. Profitable Operations. The Borrowers will not permit Consolidated Net Income for any period consisting of two consecutive fiscal quarters of the Borrowers to be less than $1.00.

         [section]9. CLOSING CONDITIONS. The effectiveness of this Agreement and the obligation of any Bank to make the initial Revolving Credit Loan or the Agent or any Bank to issue any Letter of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         [section]9.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrowers of this Credit Agreement and the other Loan Documents to which any Borrower is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         [section]9.2. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         [section]9.3 Opinion of Borrowers' Legal Counsel. Each of the Banks and the Agent shall have received from legal counsel to the Borrowers, a favorable opinion addressed to the Banks and the Agent dated the Closing Date, in substantially the form of Exhibit D hereto.

         [section]9.4. Certified Copies of Charter Documents. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries, copies of each of (a) such entities charter or other incorporation documents certified by the Secretary of State of such entities' state of incorporation to be true and complete as of the date of certification, which date shall be no more than five (5) days prior to the Closing Date, and (b) its by-laws as in effect on such date, certified by a duly authorized officer of such Borrower, or such Subsidiary, to be true and complete on the Closing Date.

         [section]9.5. Incumbency Certificates. Each of the Banks shall have received from each of the Borrowers and each of their Subsidiaries an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower or such Subsidiary, each of the Loan Documents to which it is or is to become a party; (b) to make application for the Revolving Credit Loans and Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         [section]9.6. Good Standing Certificates. The Agent shall have received, with a copy for each Bank, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of each of the Borrowers and their Subsidiaries in the jurisdiction of their incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrowers and their Subsidiaries.

         [section]9.7. Payment of Fees. The Borrowers shall have paid to the Banks or the Agent, as appropriate, any and all fees payable in connection with the transactions contemplated by the Loan Documents.

         [section]9.8. Letter of Credit Reimbursement Agreement. The Agent shall have received evidence satisfactory to the Agent that (i) Citizens Bank of Massachusetts and Citizens Bank of Rhode Island (as successor by merger to Citizens Trust Company) have amended that certain Letter of Credit Reimbursement Agreement dated as of July 1, 1995, by and among ABP Midwest, ABP and Citizens Trust Company (as such agreement was initially executed and delivered and thereafter amended with the approval of each of the Banks, the "Letter of Credit Reimbursement Agreement"), in connection with the construction and equipping of ABP's facility in Mexico, Missouri to require, on or before July 15, 1998, (y) deposit with the "Trustee" of funds sufficient to effect an immediate defeasance of the outstanding "Bonds" (as such terms are defined in that certain Indenture of Trust dated as of July 1, 1995, as amended and in effect, (the "Trust Indenture")) in accordance with the provisions of
Section 6.01(a)(ii)(A) or (B) of the Trust Indenture, or (z) the arrangement by the Borrowers of a substitute credit facility for the "Letter of Credit" (as such term is defined in the Letter of Credit Reimbursement Agreement) pursuant to such terms and documentation acceptable to the "Confirming Bank" (as such term is defined in the Trust Indenture), and (ii) the Royal Bank of Scotland, plc, New York Branch, defined as the "Confirming Bank" in the Trust Indenture, has committed in writing to remain the "Confirming Bank" under any "Alternate Credit Facility" (as such terms are defined in the Trust Indenture) issued by BankBoston, N.A., Mercantile Bank National Association (f/k/a Mercantile Bank of St. Louis, N.A.) or another financial institution acceptable to the "Confirming Bank" (as such term is defined in the Trust Indenture).

         [section]10. CONDITIONS TO ALL BORROWINGS. The obligation of any Bank to make any Revolving Credit Loan or the Agent or any Bank to issue any Letter of Credit, including any initial Revolving Credit Loan to be made on the Closing Date, shall be subject to the satisfaction of the following conditions precedent:

         [section]10.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrowers contained in this Credit Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Revolving Credit Loan or at the time of the issuance of a Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrowers signed by an authorized officer of each of the Borrowers to such effect.

         [section]10.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make the Revolving Credit Loans or issue Letters of Credit.

         [section]10.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         [section]10.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent's Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         [section]11. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrowers shall fail to pay any principal of the Revolving Credit Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrowers shall fail to pay any interest on the Revolving Credit Loans, the Commitment Fee, any Letter of Credit Fee, or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date for payment or any accelerated date for payment or at any other date fixed for payment or, if prior to such date the Agent delivers to the Borrowers an invoice relating to such interest and fees, on or prior to the due date set forth on such invoice relating thereto;

         (c) any of the Borrowers or any of their Subsidiaries shall fail to comply with any of their covenants contained in [section][section]6.4, 6.8, 6.16, [section]7 or [section]8;

         (d) any of the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [section]11) and such failure shall not have been remedied within ten (10) days thereof;

         (e) any representation or warranty of the Borrowers or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

         (f) the Borrowers or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which any of them are bound, evidencing or securing borrowed money for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or take any action with respect to collateral security therefor;

         (g) any of the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrowers or any of their Subsidiaries or of any substantial part of the assets of any of the Borrowers or any of their Subsidiaries or shall commence any case or other proceeding relating to any of the Borrowers or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Subsidiaries and any of the Borrowers or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds in the aggregate $250,000;

         (j) if ABP shall default in the payment or performance of any of its obligations under the Unlimited Imperio Guaranty;

         (k) the occurrence of a (i) "Repurchase Event" (as defined in [section]3.5 of the 4.75% Subordinated Convertible Notes), or (ii) "Transfer of Borrowers' Business" (as defined in the Investment Agreement);

         (l) the Borrowers or any of their Subsidiaries shall fail to observe or perform any material term, covenant or agreement contained in the Letter of Credit Reimbursement Agreement causing the occurrence of an "Event of Default" (as such term is defined in the Letter of Credit Reimbursement Agreement);

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement and the Notes to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in [section]11(g) or [section]11(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank; provided, further, that in the event that within ninety (90) days following an Event of Default the Majority Banks do not request the Agent to declare all amounts owing with respect to this Credit Agreement and the Notes immediately due and payable and such Event of Default is then continuing, any Bank may declare all amounts owing with respect to such Bank's Note to be immediately due and payable and proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding. No remedy herein conferred upon any Bank or the holder or any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         If any one or more of the Events of Default specified in [section]11(g) or [section]11(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Revolving Credit Loans or issue Letters of Credit hereunder. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans or issue Letters of Credit. If any such notice is given to the Borrowers, the Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrowers of any of the Obligations or any of their existing obligations to the Banks arising under other agreements or instruments.

         [section]12. SET-OFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any of the Banks to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Bank may be applied to or set-off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set-off is to be applied to Indebtedness of any of the Borrowers to such Bank, other than Indebtedness evidenced by the then outstanding Notes, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes, and (b) if a Bank shall receive from the Borrowers, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by a Bank, by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by a Bank any amount in excess of its ratable portion of the payments received by each of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         [section]13. THE AGENT.

         [section]13.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and in related documents delegated to the Agent, together with such powers as are reasonably incident thereto.

         [section]13.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         [section]13.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         [section]13.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement or the Notes or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or the other Banks, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         [section]13.5. Payments. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to Obligations, a payment to the Agent shall be deemed to be a payment to each Bank of its pro rata share of such payment.

         [section]13.6. Holders of Notes. The Agent may deem and treat the payee of any Note, or the purchaser of any Letter of Credit Participation, as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or purchaser or by a subsequent holder, assignee or transferee.

         [section]13.7. Indemnity. The Banks, pro rata in accordance with their relative Commitments, jointly and severally agree hereby to indemnify, and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by [section]14 or [section]15), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         [section]13.8. Agent as Bank. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment, the Revolving Credit Loans made by it, the issuance of Letters of Credit, and as the holder of any of the Notes, as it would have were it not also the Agent.

         [section]13.9. Resignation. The Agent may resign at any time by giving ninety (90) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint another Bank or any other financial institution as the successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Bank, shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than "A" or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         [section]13.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this [section]13.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         [section]14. EXPENSES. The Borrowers agree to pay (a) the reasonable cost of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Banks with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys' (which attorneys may be employees of any Bank or the Agent) fees and costs) incurred by any Bank or the Agent in connection with (i) the enforcement of any of the Loan Documents against the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default,
(ii) any so-called "work-out" of the Obligations and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrowers or any of their Subsidiaries. The covenants of this [section]14 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

         [section]15. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions evidenced hereby unless any such claims, actions or suits arise out of the Agent's or the Banks' intentional misconduct or gross negligence. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this [section]15 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         [section]16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Revolving Credit Loans or the issuance of Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or issue Letters of Credit. All statements contained in any certificate or other paper delivered to any

Bank or the Agent at any time by or on behalf of any of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         [section]17. PARTIES IN INTEREST; ASSIGNMENT. All the terms of this Credit Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto. None of the Borrowers may assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks. Each Bank shall have the right to assign or transfer at any time its rights and benefits and obligations or any portion thereof under this Credit Agreement or any other Loan Document with the prior written consent of the Borrowers (unless a Default or Event of Default shall occur and be then continuing in which case the prior written consent of the Borrowers will not be required) and the Agent.

         [section]18. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States certified first class mail, postage prepaid, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at 19 Fid Kennedy Avenue, Boston, Massachusetts 02210, Attention: Mr. Anthony J. Carroll, Chief Financial Officer, (with a copy to Walter D. Wekstein, Esq., Gadsby & Hannah LLP, 225 Franklin Street, Boston, MA 02110), or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

         (b) if to the Agent or BankBoston, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Sharon A. Stone, Director, Mail Stop 01-07-07, (with a copy to Sula R. Fiszman, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110) or such other address for notice as BankBoston shall last have furnished in writing to the Person giving the notice;

         (c) if to USTrust, at 30 Court Street, Boston, Massachusetts 02108,
Attention: Jeffrey Huth, Vice President, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice; and

         (d) if to any other entity which may hereafter become a party hereto as a Bank, at their address as in Schedule 1.1(a) hereof.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by certified first-class mail, postage prepaid, when mailed. Any such notice or demand deemed to have been duly given or made hereunder by any of the Borrowers shall constitute notice from all of the Borrowers.

         [section]19. GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS AND THE AGENT UNDER THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         [section]20. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         [section]21. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         [section]22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [section]24.

         [section]23. WAIVER OF JURY TRIAL. The Borrowers hereby waive their right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrowers (a) certify that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledge that it has been induced to enter into this Credit Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications contained herein.

         [section]24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest, and the required dates for payment of interest, on the Notes, the maturity and amortization of the Notes, the amount of the Commitments of the Banks, the amount of the Commitment Fee hereunder and the terms of this [section]24 may not be changed without the written consent of the Borrowers and the written consent of each of the Banks; the definition of Majority Banks may not be amended without the written consent of each of the Banks; and [section]13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         [section]25. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         [section]26. TRANSITIONAL ARRANGEMENTS.

         [section]26.1. Existing Credit Agreement Superseded. On the Closing Date, this Credit Agreement shall amend, restate and supersede in its entirety the Existing Credit Agreement; provided that (i) all revolving credit loans outstanding under the Existing Credit Agreement shall be deemed to be Revolving Credit Loans outstanding hereunder and (ii) all Letters of Credit outstanding under the Existing Credit Agreement shall be deemed to be outstanding hereunder. All commitment and other fees which accrued prior to the Closing Date under the Existing Credit Agreement but which remain unpaid on the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods) and paid by the Borrowers hereunder in accordance with the method and on the dates specified in the Existing Credit Agreement and shall be allocated pro rata between USTrust, BankBoston, and Citizens Bank of Massachusetts in accordance with their respective "Commitment Percentages", as defined in the Existing Credit Agreement. All interest on Revolving Credit Loans which accrued prior to the Closing Date under the Existing Credit Agreement will be calculated and paid on the Closing Date and shall be allocated pro rata between USTrust, BankBoston, and Citizens Bank of Massachusetts in accordance with their respective "Commitment Percentages", as defined in the Existing Credit Agreement.

         [section]26.2. Return and Cancellation of Notes. As soon as reasonably practicable after the receipt by the Banks of their Notes hereunder on the Closing Date, the Banks will return to the Borrowers, marked "canceled", the "Notes" held by the Banks pursuant to the Existing Credit Agreement.

         [section]26.3. Adjustments Among Banks. On the Closing Date, the Banks shall make such adjustments among themselves as are necessary to ensure that each Bank has funded its Commitment Percentage of all Revolving Credit Loans outstanding on the Closing Date.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.

                    AU BON PAIN CO., INC.


                    By: /s/ LOUIS I. KANE
                        ___________________________________
                        Name: Louis I. Kane
                        Title: Co-Chairman

                    SAINT LOUIS BREAD COMPANY, INC.


                    By: /s/ ANTHONY J. CARROLL
                        ____________________________________
                        Name: Anthony J. Carroll
                        Title: Treasurer

                    ABP MIDWEST MANUFACTURING CO., INC.


                    By: /s/ ANTHONY J. CARROLL
                        ____________________________________
                        Name: Anthony J. Carroll
                        Title: Treasurer


                    BANKBOSTON, N.A.,
                    individually and
                    as Agent


                    By: /s/ SHARON A. STONE
                        ____________________________________
                        Name: Sharon A. Stone
                        Title: Director


                    USTRUST


                    By: /s/ P. JEFFREY HUTH
                        ____________________________________
                        Name: P. Jeffrey Huth
                        Title: Vice President

INDEX OF EXHIBITS AND SCHEDULES
TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Exhibit*                      Item
-------                       ----

Exhibit A                     Amended and Restated Revolving Credit Note
Exhibit B                     Loan Request
Exhibit C                     Compliance Certificate
Exhibit D                     Opinion of Borrowers' Counsel

Schedule*                     Item
--------                      ----

Schedule 1.1(a)               Revolving Credit Commitments
Schedule 1.1(b)               Consolidated Growth Capital Expenditures
Schedule 1.1(c)               Eurodollar Lending Offices
Schedule 3.1                  Letters of Credit
Schedule 5.2                  Governmental Approvals
Schedule 5.3                  Non-owned Assets
Schedule 5.5                  Material Changes
Schedule 5.7                  Outstanding Litigation
Schedule 5.19                 Subsidiaries
Schedule 7.1                  Existing Indebtedness
Schedule 7.3                  Existing Liens
Schedule 7.4                  Investments
Schedule 7.9                  Affiliate Transactions


* All Exhibits and Schedules (other than Schedule 1.1(a)) have been omitted. Copies will be provided supplementally to the Commission upon request, provided that the Company reserves the right to request confidential treatment for same.

                                                                 Schedule 1.1(a)

                          REVOLVING CREDIT COMMITMENTS


                                                                      Commitment
Lender                                             Commitment         Percentage

BankBoston, N.A.                                   $18,666,666.67     66-2/3%
100 Federal Street
Boston, Massachusetts 02110
Telefax Number: (617) 434-4426
Telex: 940581
Answerback: BOSTONBK BSN
Attention:        Jeffrey D. Gilbreath, 01-07-07
                  Sharon A. Stone, 01-07-07
                  Barbara D. Searle, 01-07-07

USTrust                                             $9,333,333.33     33-1/3%
30 Court Street
Boston, Massachusetts 02108
Telefax Number: (617) 695-4185
Telex: 681752
Answerback: UST BSN
Attention:        Anthony G. Wilson, V.P.
                  Jeffrey Huth, V.P.